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                                                                    EXHIBIT 10.4

                          AMENDMENT TO TRUST AGREEMENT

         This Amendment to Trust Agreement made as of April 11, 2001, between Venator Group, Inc., a New York corporation with its principal office at 112 West 34 Street, New York, New York 10120 (formerly Woolworth Corporation) (the "Company") and The Bank of New York, a New York banking corporation whose address is One Wall Street, New York, New York 10005 (the "Trustee").

         WHEREAS, the Company and the Trustee are parties to a Trust Agreement dated November 12, 1987 (the "Trust Agreement"); and

         WHEREAS, on June 11, 1998 the Company amended its Certificate of Incorporation to change its name from Woolworth Corporation to Venator Group, Inc.; and

         WHEREAS, the Company has not, prior to the date hereof, has not provided the Trustee with a Payment Schedule provided for in Section 12(a) of the Trust Agreement;

         NOW, THEREFORE, the parties do hereby amend the Trust Agreement, effective the date hereof, as follows:

         A. Section 1(b) of the Trust Agreement is amended to read, in its entirety, as follows:

         (b) The Trust hereby established shall be revocable by the Company at any time until the later of (i) 30 days following the issuance by the Internal Revenue Service of tax rulings to be requested by the Company in conjunction with the establishment of the Trust to the effect that the Company is the owner of the Trust within the meaning of Sections 671 et. seq. of the Code and that the Executives will not be subject to income tax on amounts contributed to the Trust prior to the actual receipt of funds from the Trust or (ii) the occurrence of a Potential Change in control, as hereinafter defined; thereafter, except as provided in Section 11(a)(iii), the Trust shall be irrevocable. Notwithstanding the foregoing, the Company may, during any period of time that the Trust is revocable, declare the Trust to be irrevocable by delivering to the Trustee a certified copy of a resolution to that effect which has been adopted by the Compensation Committee of the Board of Directors of the Company, or any successor thereto (the "Committee").

         B. Section 1(d)(iii) of the Trust Agreement is amended to read, in its entirety, as follows:

         (iii) any person, other than the Company, a trustee or other fiduciary holding voting securities of the Company under an employee benefit plan of the Company, is or becomes the "Beneficial Owner" (as defined in
         Rule 13d-3 under
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         the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities; or

         C. Section 11(a)(i) of the Trust Agreement is amended to read, in its entirety, as follows:

         (a) (i) Except as provided in this Section 11, the Trust Agreement may only be amended by a written instrument executed by the Trustee and the Company (I) provided that no such amendment shall (A) cause the Trust to be revoked after it has become irrevocable in accordance with
         Section 1(b) other than an amendment pursuant to 11(a)(iii) below; or
         (B) other than changes made in accordance with subsection (ii) below, or amendments certified by the Chairman or President of the Company to be made in accordance with the terms of the Nonqualified Plans, the Contract or any Other Plan, as the case may be, or as may be required by law, reduce the Nonqualified Plan Benefits, the Contract Benefits or Other Benefits, as the case may be, or diminish the rights of any nonconsenting Executive or (C) alter or otherwise be inconsistent with
         Section 8(f) or Section 11(b) and (II) provided further that, following the occurrence of a Potential Change in Control, the written consent of a majority of the Executives who, at the time of such amendment, are listed on a Payment Schedule shall be required for such amendment to be effective.

         D. The address to which notices may be provided to the Company, as provided for in Section 13 of the Trust Agreement, shall be:

         TO THE COMPANY AT:

                  Venator Group, Inc.
                  112 West 34th Street
                  New York, New York 10120
                  Attention:  Chief  Executive Officer

         and a copy to:

                  Venator Group, Inc.
                  112 West 34th Street
                  New York, New York 10120
                  Attention:  General Counsel

         E. In all other respects the terms and provisions of the Trust Agreement are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the Company and Trustee have executed this Amendment to Trust Agreement as of the date first above written.
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                                            VENATOR GROUP, INC.

ATTEST:
                                        By: /s/ John H. Cannon
/s/ Gary M. Bahler                          Title: Vice President and Treasurer
Secretary

                                            THE BANK OF NEW YORK,
                                            as Trustee

ATTEST:
                                        By: Michael T. Shayne
/s/ Mary P. Galligan                        Title: Vice President
Title: Vice President